UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2008

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2008, the Board of Directors of Saia, Inc. (the "Company") adopted amendments to Section 2.07 of Article II of the Company’s amended and restated by-laws. The amendments, which were effective immediately upon approval, clarify that stockholders seeking to nominate directors or propose other business at a meeting must comply with the advance notice provisions in Section 2.07 while stockholders seeking to have a stockholder proposal considered for inclusion in the Company’s annual proxy statement must comply with the notice requirements applicable to stockholder proposals under the federal proxy rules. Under the amendments, stockholders intending to make a director nomination or propose other business at the Company’s annual meeting must provide the Company advance written notice of such nominations or business not later than the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. The amendments also expand the information required to be provided by a stockholder making a nomination or proposal, including, among other things, all ownership interests, hedges, economic incentives (including synthetic or temporary stock ownership) and rights to vote any shares of the Company’s common stock.

The forgoing description is qualified in its entirety by reference to the Company’s amended and restated by-laws, which are filed as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with or incorporated as part of this report as required by Item 601 of Regulation S-K:
3.1 Amended and Restated Bylaws of Saia, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

July 29, 2008	By:	James A. Darby

Name: James A. Darby
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Saia, Inc.